EXHIBIT 99.1
November 14, 2017

VIA EMAIL

TO:    Member Institutions in Illinois and Wisconsin

RE:    Results of 2017 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2017 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and one of the current public interest directors’ terms of service will expire on December 31, 2017 and was up for re-election. The directors’ terms will begin on January 1, 2018.

MEMBER DIRECTORS

Illinois - One Member Director

Number of Members Eligible to Vote	473
Number of Members Casting Votes	270
Total Eligible Votes for Each Directorship	2,869,167

Votes Received
Watts, Daniel G. President Term Expires: December 31, 2021 (Four year term)	Forest Park National Bank & Trust Company Forest Park, Illinois	552,835

Wisconsin - One Member Director

Number of Members Eligible to Vote	255
Number of Members Casting Votes	181
Total Eligible Votes for Each Directorship	1,109,856

Votes Received
Hegenbarth, James H. President & Chief Executive Officer Term Expires: December 31, 2021 (Four year term)	The Park Bank Madison, Wisconsin	276,819

*        *        *        *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	728
Number of Members Casting Votes	391
Total Eligible Votes for Each Directorship	3,979,023

OTHER INDEPENDENT DIRECTOR

Votes Received
Eppli, Mark J. Professor of Finance and Robert B. Bell Sr., Chair in Real Estate Term Expires: December 31, 2021 (Four year term)	Marquette University Milwaukee, Wisconsin	2,281,737

PUBLIC INTEREST INDEPENDENT DIRECTOR

Votes Received
White, Gregory A. President and Chief Executive Officer Term Expires: December 31, 2021 (Four year term)	LEARN Charter Schools Chicago, Illinois	2,075,522

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year’s election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Laura Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary
Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2017 ELECTION OF MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Clements, Alice	97,047	55179	Consumers Cooperative Credit Union	Waukegan
Grayson, Todd E.	328,450	09744	South Central Bank, N.A.	Chicago
Hemmer, Gary D.	458,458	12492	First National Bank of Waterloo	Waterloo
Karibian, Michael P.	172,046	15512	Midland States Bank	Effingham
Oksas, Stephen M.	239,846	01330	Mutual Federal Bank	Chicago
Watts, Daniel G.*	552,835	55373	Forest Park National Bank & Trust Company	Forest Park
Total Number of Votes Cast	1,848,682

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Barthel, Timothy	73,041	54880	Southern Lakes Credit Union	Kenosha
Erdman, Cynthia K.	218,407	12896	Partnership Bank	Tomah
Hegenbarth, James H.*	276,819	10183	The Park Bank	Madison
Taylor, Ty R.	249,519	17663	Waukesha State Bank	Waukesha
Total Number of Votes Cast	817,786

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	LOCATION
Eppli, Mark J.*	2,281,737	Marquette University	Milwaukee, WI
White, Gregory A.*	2,075,522	LEARN Charter Schools	Chicago, IL

* Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.

FEDERAL HOME LOAN BANK OF CHICAGO
2017 INDEPENDENT DIRECTOR ELECTION
SUMMARY OF QUALIFICATIONS

PUBLIC INTEREST INDEPENDENT DIRECTOR

White, Gregory A.

President & CEO
LEARN Charter Schools

Gregory A. White has been the President and Chief Executive Officer for LEARN Charter Schools located in Chicago, Illinois, from 2008 to present.  Mr. White was Vice President, Strategy and Operations, of The Chicago Community Trust, from 2006 to 2008.  He was Co-Founder and Partner, Chicago Venture Partners, LP, from 1998 to 2006, and President, Corporate Advisory Services, from 1995 to 2006. He worked at Continental Bank as a real estate lender from 1990 to 1993 and at Solomon Brothers as a bond salesman from 1993 to 1995.

Mr. White was also a Board Chairman of Learn Charter Schools for four years, a board Member for over ten years and Board Chairman of Lakefront Supportive Housing for three years, which merged into Mercy Housing, Inc., a giant in the affordable housing industry. He also served as Board Chairman, Citizens Advisory Board, Chicago Transit Authority, for three years.

Mr. White worked as a consultant to the Denali Initiative for Social Enterprise over a 5 year period. In this capacity, he coached 34 Executive Directors on how to write business plans, raise capital and launch a social enterprise, primarily in low-income communities.

Mr. White has served as a director of the Federal Home Loan Bank of Chicago since January, 2009, where he serves on the Public Policy and Human Resources and Compensation Committees. Mr. White previously served as a director of Christ the King Jesuit College Prep High School, National Louis University and Lakefront Supportive Housing.

Mr. White earned a Bachelor of Arts degree with Honors from Brown University, concentrating in Economics and Development Studies and his Master of Business Administration degree from Harvard Business School.